Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER

 AND FULL YEAR RESULTS

MGM China Announces $500 Million Special Dividend

Las Vegas, Nevada, February 20, 2013 -- MGM Resorts International (NYSE: MGM) today reported financial results for the fourth quarter and full year ended December 31, 2012.  Loss per share for the fourth quarter of 2012 was $2.50 compared to a loss per share of $0.23 in the prior year fourth quarter.  Comparability of the current and prior year consolidated results was affected by certain items discussed further below.

“2012 was a transformational year for MGM Resorts International highlighted by major improvements in our financial position, significant progress on future growth opportunities and strengthening of our company culture.  We closed the year with strong fourth quarter results driven by a 5% increase in wholly owned domestic resorts EBITDA.” said Jim Murren, MGM Resorts International Chairman and CEO.  “We are off to a great start in 2013, with our Cotai land recently gazetted, a $500 million special dividend announced by MGM China, and solid events thus far in Las Vegas including Super Bowl and Chinese New Year.”

Key results for the fourth quarter of 2012 include the following:

•      Consolidated net revenue was $2.3 billion in both the current and prior year quarter;

•      Consolidated casino revenue increased 1% compared to the prior year quarter;

•      Rooms revenue at wholly owned domestic resorts increased 2% with a 1% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;

•      Adjusted Property EBITDA(2) was $505 million compared to $482 million in the prior year quarter;

•      The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $334 million, a 5% increase compared to the prior year quarter;

•      MGM China’s Adjusted EBITDA was $176 million, a 1% increase compared to the prior year quarter;

•      CityCenter’s Adjusted EBITDA related to resort operations was $68 million, a 17% increase compared to the prior year quarter; and

•      Consolidated operating loss was $425 million compared to operating income of $91 million in the fourth quarter of 2011, impacted by significant impairment charges in each period.

Certain Items Affecting Fourth Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2012	2011
Property transactions, net:
Borgata investment impairment	$ (0.09)	$ (0.07)
Las Vegas Strip land impairment	(0.48)	—
Atlantic City land impairment	(0.20)	—
Silver Legacy investment impairment	—	(0.03)
Other property transactions, net	(0.01)	(0.01)
Other non-operating expense:
SJTA bond impairment	(0.06)	—
Loss on retirement of long-term debt	(0.67)	—
Tax adjustments	(0.76)	0.09

Items in the above table for the fourth quarter of 2012 include:

•      An impairment charge of $65 million related to the Company’s investment in Borgata;

•      A $366 million impairment charge related to certain of the Company’s land holdings on the north end of the Las Vegas Strip and a $167 million impairment charge related to the Company’s land holdings in Atlantic City;

•      A $47 million write-off related to the Company’s holding of South Jersey Transportation Authority (“SJTA”) road development special revenue bonds;

•      A loss of $505 million related to the Company’s December refinancing transactions; and

•      $372 million related to the change in valuation allowance for U.S. deferred tax assets.

Items in the above table for the fourth quarter of 2011 include:

•      An impairment charge of $62 million related to the Company’s investment in Borgata;

•      An impairment charge of $23 million related to the Company’s investment in Silver Legacy; and

•      A net $44 million increase in income tax benefit resulting from a decrease in net deferred tax liability related to Macau, partially offset by an increase in the Michigan net deferred tax liability.

In addition to these items, corporate expense increased to $87 million during the current year quarter, primarily as a result of approximately $34 million of costs associated with the Company’s development efforts in Maryland and Massachusetts.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts was up 1% compared to the prior year quarter. The overall table games hold percentage in the fourth quarter of 2012 was 21.9% compared to 22.8% for the prior year quarter. Slots revenue increased 2% compared to the prior year quarter.

Rooms revenue increased 2% with Las Vegas Strip REVPAR up 1%.  The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2012	2011
Occupancy %	86%	87%
Average Daily Rate (ADR)	$ 130	$ 129
Revenue per Available Room (REVPAR)	$ 112	$ 111

Operating income for the Company’s wholly owned domestic resorts for the fourth quarter of 2012 was $202 million, an increase of 8% compared to the prior year quarter.

MGM China

On February 20, 2013, MGM China’s Board of Directors announced a special dividend of $500 million, which will be paid to shareholders of record as of March 11, 2013 and distributed on or about March 18, 2013.  MGM Resorts International will receive $255 million, representing its 51% share of the dividend.

Key fourth quarter results for MGM China include the following:

•     MGM China earned net revenue of $731 million, a 2% increase over the prior year quarter driven by increases in volume for main floor table games and slots of 13% and 37%, respectively. VIP table games turnover increased 6% from the prior year quarter, while hold percentage was 2.9% in the current year quarter compared to 3.2% in the prior year quarter; and

•     MGM China’s operating income was $83 million, an 8% increase over the prior year quarter and Adjusted EBITDA was $176 million compared to $174 million in the prior year quarter.

As previously announced, MGM China, through its wholly owned subsidiary MGM Grand Paradise S.A. (“MGM Grand Paradise”), formally accepted a land concession contract with the Macau government in October 2012 and received approval to develop a five-star luxury resort and casino in Cotai, Macau.  The contract became effective on January 9, 2013 when the Macau government published it in the Official Gazette of Macau.

In October 2012, MGM China and MGM Grand Paradise, as co-borrowers, entered into an amended and restated credit facility agreement which consists of $550 million of term loans and a $1.45 billion revolving credit facility due October 2017.  The interest rate fluctuates based on HIBOR plus a margin, set at 2.5% for the first six months of the agreement and ranging between 1.75% and 2.5% thereafter based on MGM China’s leverage ratio. The credit facility is being used for general corporate purposes and for the development of the Cotai project.

“We have made significant progress in the design and development of our Cotai resort and casino.  With the recent approval of our general building plan, we look forward to our groundbreaking ceremony next week. We remain on track for an early to mid 2016 opening of what will be our most stunning resort and casino yet,” said Jim Murren, MGM Resorts International Chairman and CEO.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income (loss) from unconsolidated affiliates:

Three months ended December 31,	2012	2011
	(In thousands)
CityCenter	$(7,461)	$(10,262)
Other	6,345	5,447
	$(1,116)	$(4,815)

Results for CityCenter Holdings, LLC for the fourth quarter of 2012 include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•                 Net revenue from resort operations increased to $272 million compared to $265 million in the prior year quarter;

•                 Adjusted EBITDA from resort operations was $68 million, an increase of 17% compared to the prior year quarter;

•                 Aria’s table games hold percentage was 23.9% in the current year quarter compared to 27.2% in the prior year quarter;

•                 Aria’s occupancy percentage was 86% and its ADR was $202, resulting in REVPAR of $173, a 2% increase compared to the prior year quarter; and

•                 In December 2012, CityCenter closed on a sale of 427 of the remaining 438 units at Veer for $119 million in proceeds.

Full Year 2012 Results

Net revenue for 2012 was $9.2 billion, which included a full year of results from MGM China. Net revenue from wholly owned domestic resorts was $5.9 billion, a 1% increase compared to 2011.  Adjusted Property EBITDA from wholly owned domestic resorts increased 2% to $1.3 billion for 2012.

MGM China reported record results for 2012 with net revenues of $2.8 billion and Adjusted EBITDA of $679 million.  Excluding branding fees of $30 million in 2012 and $15 million in 2011, Adjusted EBITDA increased by 10% year over year.  CityCenter reported net revenue from resort operations of $1.1 billion, a 1% decrease compared to the prior year, and Adjusted EBITDA related to resort operations of $230 million, a 3% decrease.

Loss per share attributable to MGM Resorts International for 2012 was $3.62 compared to diluted income per share of $5.62 in 2011. The following table lists items that affect the comparability of the current year and prior year annual results in addition to the consolidation of MGM China (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2012	2011
Gain on MGM China	$—	$6.23
Property transactions, net:
Borgata investment impairment	(0.09)	(0.06)
Las Vegas Strip land impairment	(0.48)	—
Atlantic City land impairment	(0.20)	—
Grand Victoria investment impairment	(0.11)	—
Silver Legacy investment impairment	—	(0.03)
Circus Circus Reno impairment	—	(0.09)
Other property transactions, net	(0.03)	(0.02)
Income (loss) from unconsolidated affiliates:
CityCenter residential impairment	(0.02)	(0.03)
CityCenter Harmon demolition cost	(0.02)	—
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	(0.01)	—
Other non-operating expense:
SJTA bond impairment	(0.06)	—
Loss on retirement of long-term debt	(0.74)	(0.01)
Tax adjustments	(1.17)	0.10

Financial Position

“We achieved several financial milestones in 2012, culminating with the refinancing transactions in December which allowed us to lower interest expense by over $200 million annually,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer.  “We remain focused on reducing debt while continuing to maximize our free cash flow and have set a foundation for the execution of growth and development initiatives at our existing resorts and in new markets.”

In December 2012, the Company amended and restated its senior credit facility which increased its total capacity to $4.0 billion, issued $1.25 billion of 6.625% senior notes due 2021, and used the proceeds from these transactions, together with cash on hand, to repurchase and fund the satisfaction and discharge of all of its outstanding senior secured notes.

The Company’s cash balance at December 31, 2012 was $1.5 billion, which included approximately $952 million of cash and cash equivalents related to MGM China.  At December 31, 2012, the Company had approximately $13.6 billion of indebtedness, including $2.8 billion of borrowings outstanding under its senior credit facility and $554 million outstanding under the MGM China credit facility.

At December 31, 2012, the Company’s senior credit facility consisted of approximately $1.05 billion in term A loans, $1.75 billion in term B loans, and $1.2 billion of revolving loan commitments.  At December 31, 2012 the Company had approximately $1.2 billion of available borrowing capacity under its revolving facility. At December 31, 2012, the interest rate on the term A loans was 3.3% and the interest rate on the term B loans was 4.25%.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-877-355-2280 for domestic callers and 1-706-634-6528 for international callers.  The conference call access code is 92557344. A replay of the call will be available through Wednesday, February 27, 2013.  The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406.  The replay access code is 92557344.  The call will also be archived at www.mgmresorts.com.

1                                         REVPAR is hotel revenue per available room.

2                                         “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net and the gain on the MGM China transaction.  “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China.  Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage.  In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission.  We have based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding future operating results, the amount we will receive as a result of the MGM China special dividend and our ability to execute growth and development activities. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports).  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
DANIEL D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 891-1840 or afeldman@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenues:
Casino	$1,390,941	$1,373,311	$5,319,489	$4,002,985
Rooms	383,329	377,464	1,588,770	1,547,765
Food and beverage	346,286	347,160	1,472,382	1,425,428
Entertainment	119,469	132,846	483,946	514,883
Retail	47,017	48,855	196,938	204,806
Other	108,957	114,408	482,547	485,661
Reimbursed costs	88,438	88,293	357,597	351,207
	2,484,437	2,482,337	9,901,669	8,532,735
Less: Promotional allowances	(189,926)	(185,448)	(740,825)	(683,423)
	2,294,511	2,296,889	9,160,844	7,849,312
Expenses:
Casino	876,995	882,897	3,396,752	2,515,279
Rooms	123,258	119,015	507,856	485,751
Food and beverage	200,737	200,459	844,629	829,018
Entertainment	86,699	95,954	356,934	375,559
Retail	26,844	29,784	112,732	124,063
Other	81,109	88,774	344,782	345,484
Reimbursed costs	88,438	88,293	357,597	351,207
General and administrative	307,901	307,312	1,239,774	1,182,505
Corporate expense	87,215	54,947	235,007	174,971
Preopening and start-up expenses	1,362	-	2,127	(316)
Property transactions, net	610,862	95,770	708,049	178,598
Gain on MGM China transaction	-	-	-	(3,496,005)
Depreciation and amortization	226,831	237,762	927,697	817,146
	2,718,251	2,200,967	9,033,936	3,883,260

Income (loss) from unconsolidated affiliates	(1,116)	(4,815)	(46,382)	91,094

Operating income (loss)	(424,856)	91,107	80,526	4,057,146

Non-operating income (expense):
Interest expense, net of amounts capitalized	(279,922)	(274,152)	(1,116,358)	(1,086,832)
Non-operating items from unconsolidated affiliates	(21,417)	(26,029)	(90,020)	(119,013)
Other, net	(552,843)	(1,103)	(608,361)	(19,670)
	(854,182)	(301,284)	(1,814,739)	(1,225,515)

Income (loss) before income taxes	(1,279,038)	(210,177)	(1,734,213)	2,831,631
Benefit for income taxes	90,541	190,876	117,301	403,313

Net income (loss)	(1,188,497)	(19,301)	(1,616,912)	3,234,944
Less: net income attributable to noncontrolling interests	(35,330)	(94,390)	(150,779)	(120,307)
Net income (loss) attributable to MGM Resorts International	$(1,223,827)	$(113,691)	$(1,767,691)	$3,114,637

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$(2.50)	$(0.23)	$(3.62)	$6.37

Weighted average shares outstanding	489,211	488,823	488,988	488,652

Diluted:
Net income (loss) attributable to MGM Resorts International	$(2.50)	$(0.23)	$(3.62)	$5.62

Weighted average shares outstanding	489,211	488,823	488,988	560,895

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MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$1,543,509	$1,865,913
Accounts receivable, net	443,677	491,730
Inventories	107,577	112,735
Deferred income taxes, net	179,431	91,060
Prepaid expenses and other	232,898	251,282
Total current assets	2,507,092	2,812,720

Property and equipment, net	14,194,652	14,866,644

Other assets:
Investments in and advances to unconsolidated affiliates	1,444,547	1,635,572
Goodwill	2,902,847	2,896,609
Other intangible assets, net	4,737,833	5,048,117
Other long-term assets, net	497,767	506,614
Total other assets	9,582,994	10,086,912
	$26,284,738	$27,766,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$199,620	$170,994
Income taxes payable	1,350	7,611
Accrued interest on long-term debt	206,736	203,422
Other accrued liabilities	1,517,965	1,362,737
Total current liabilities	1,925,671	1,744,764

Deferred income taxes	2,473,889	2,502,096
Long-term debt	13,589,283	13,470,167
Other long-term obligations	179,879	167,027
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 489,234,401 and 488,834,773 shares	4,892	4,888
Capital in excess of par value	4,132,655	4,094,323
Retained earnings	213,698	1,981,389
Accumulated other comprehensive income	14,303	5,978
Total MGM Resorts International stockholders’ equity	4,365,548	6,086,578
Noncontrolling interests	3,750,468	3,795,644
Total stockholders’ equity	8,116,016	9,882,222
	$26,284,738	$27,766,276

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MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Bellagio	$307,254	$308,819	$1,147,487	$1,114,711
MGM Grand Las Vegas	258,657	233,389	961,246	941,007
Mandalay Bay	161,642	189,762	717,499	777,287
The Mirage	142,806	136,612	600,194	570,524
Luxor	74,356	80,789	322,342	333,209
New York-New York	67,838	66,712	274,645	268,859
Excalibur	60,333	60,706	258,141	257,047
Monte Carlo	63,216	61,978	259,004	255,580
Circus Circus Las Vegas	45,158	45,981	203,764	195,675
MGM Grand Detroit	137,045	140,883	568,721	566,072
Beau Rivage	81,076	79,492	346,330	340,940
Gold Strike Tunica	34,764	36,735	150,561	145,220
Other resort operations	27,665	29,931	122,857	126,771
Wholly owned domestic resorts	1,461,810	1,471,789	5,932,791	5,892,902
MGM China(1)	731,216	718,929	2,807,676	1,534,963
Management and other operations	101,485	106,171	420,377	421,447
	$2,294,511	$2,296,889	$9,160,844	$7,849,312

(1) For the twelve months ended December 31, 2011, represents the net revenues of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through December 31, 2011.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Bellagio	$94,925	$96,975	$302,854	$302,497
MGM Grand Las Vegas	65,991	34,490	180,726	149,136
Mandalay Bay	26,156	39,707	146,761	169,124
The Mirage	25,625	20,298	117,618	102,443
Luxor	11,834	18,061	63,260	78,081
New York-New York	21,576	21,195	90,505	87,284
Excalibur	13,090	13,283	61,788	65,257
Monte Carlo	14,127	13,534	58,681	57,404
Circus Circus Las Vegas	2,461	2,420	24,072	22,944
MGM Grand Detroit	40,830	40,426	165,670	166,019
Beau Rivage	12,188	12,095	71,361	70,020
Gold Strike Tunica	6,807	8,447	40,469	29,666
Other resort operations	(1,284)	(1,757)	1,455	(1,759)
Wholly owned domestic resorts	334,326	319,174	1,325,220	1,298,116
MGM China(1)	175,773	173,938	679,345	359,686
MGM Macau (50%)(2)	-	-	-	115,219
CityCenter (50%)(3)	(7,461)	(10,262)	(68,206)	(56,291)
Other unconsolidated resorts(3)	6,345	5,447	21,824	32,166
Management and other operations	(4,447)	(5,872)	9,947	287
	$504,536	$482,425	$1,968,130	$1,749,183

(1) For the twelve months ended December 31, 2011, represents the Adjusted EBITDA of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through December 31, 2011.

(2) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences for the approximately five months ended June 2, 2011.

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

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MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$70,805	$-	$1,695	$22,425	$94,925
MGM Grand Las Vegas	43,733	-	1,644	20,614	65,991
Mandalay Bay	4,001	830	2,849	18,476	26,156
The Mirage	12,575	-	318	12,732	25,625
Luxor	(2,914)	-	3,844	10,904	11,834
New York-New York	16,273	-	190	5,113	21,576
Excalibur	8,571	-	2	4,517	13,090
Monte Carlo	9,183	-	761	4,183	14,127
Circus Circus Las Vegas	(2,565)	-	29	4,997	2,461
MGM Grand Detroit	35,589	-	1	5,240	40,830
Beau Rivage	4,461	-	20	7,707	12,188
Gold Strike Tunica	3,662	-	(56)	3,201	6,807
Other resort operations	(1,862)	-	8	570	(1,284)
Wholly owned domestic resorts	201,512	830	11,305	120,679	334,326
MGM China	83,223	-	417	92,133	175,773
CityCenter (50%)	(7,993)	532	-	-	(7,461)
Other unconsolidated resorts	6,345	-	-	-	6,345
Management and other operations	(7,950)	-	-	3,503	(4,447)
	275,137	1,362	11,722	216,315	504,536
Stock compensation	(7,976)	-	-	-	(7,976)
Corporate	(692,017)	-	599,140	10,516	(82,361)
	$(424,856)	$1,362	$610,862	$226,831	$414,199

Three Months Ended December 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$70,537	$-	$1,952	$24,486	$96,975
MGM Grand Las Vegas	14,925	-	231	19,334	34,490
Mandalay Bay	20,740	-	462	18,505	39,707
The Mirage	6,215	-	229	13,854	20,298
Luxor	8,267	-	104	9,690	18,061
New York-New York	15,499	-	9	5,687	21,195
Excalibur	7,898	-	423	4,962	13,283
Monte Carlo	8,369	-	98	5,067	13,534
Circus Circus Las Vegas	(2,303)	-	5	4,718	2,420
MGM Grand Detroit	29,415	-	1,043	9,968	40,426
Beau Rivage	4,549	-	7	7,539	12,095
Gold Strike Tunica	4,963	-	36	3,448	8,447
Other resort operations	(2,689)	-	445	487	(1,757)
Wholly owned domestic resorts	186,385	-	5,044	127,745	319,174
MGM China	77,204	-	813	95,921	173,938
CityCenter (50%)	(10,262)	-	-	-	(10,262)
Other unconsolidated resorts	5,447	-	-	-	5,447
Management and other operations	(9,524)	-	(1)	3,653	(5,872)
	249,250	-	5,856	227,319	482,425
Stock compensation	(9,616)	-	-	-	(9,616)
Corporate	(148,527)	-	89,914	10,443	(48,170)
	$91,107	$-	$95,770	$237,762	$424,639

9 of 13

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$206,679	$-	$2,101	$94,074	$302,854
MGM Grand Las Vegas	94,529	-	6,271	79,926	180,726
Mandalay Bay	64,818	830	3,786	77,327	146,761
The Mirage	65,266	-	929	51,423	117,618
Luxor	20,777	-	4,794	37,689	63,260
New York-New York	68,591	-	581	21,333	90,505
Excalibur	43,978	-	5	17,805	61,788
Monte Carlo	38,418	-	1,328	18,935	58,681
Circus Circus Las Vegas	4,514	-	106	19,452	24,072
MGM Grand Detroit	130,564	641	922	33,543	165,670
Beau Rivage	40,713	-	(50)	30,698	71,361
Gold Strike Tunica	27,420	-	(53)	13,102	40,469
Other resort operations	(904)	-	(14)	2,373	1,455
Wholly owned domestic resorts	805,363	1,471	20,706	497,680	1,325,220
MGM China	302,092	-	2,307	374,946	679,345
CityCenter (50%)	(68,862)	656	-	-	(68,206)
Other unconsolidated resorts	21,824	-	-	-	21,824
Management and other operations	(4,258)	-	-	14,205	9,947
	1,056,159	2,127	23,013	886,831	1,968,130
Stock compensation	(33,974)	-	-	-	(33,974)
Corporate	(941,659)	-	685,036	40,866	(215,757)
	$80,526	$2,127	$708,049	$927,697	$1,718,399

Twelve Months Ended December 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction and Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$203,026	$-	$2,772	$96,699	$302,497
MGM Grand Las Vegas	71,762	-	232	77,142	149,136
Mandalay Bay	84,105	-	531	84,488	169,124
The Mirage	41,338	-	1,559	59,546	102,443
Luxor	39,866	-	112	38,103	78,081
New York-New York	63,824	-	(76)	23,536	87,284
Excalibur	44,428	-	646	20,183	65,257
Monte Carlo	35,059	-	131	22,214	57,404
Circus Circus Las Vegas	4,040	-	(1)	18,905	22,944
MGM Grand Detroit	125,235	-	1,415	39,369	166,019
Beau Rivage	30,313	-	58	39,649	70,020
Gold Strike Tunica	15,991	-	36	13,639	29,666
Other resort operations	(86,012)	-	80,120	4,133	(1,759)
Wholly owned domestic resorts	672,975	-	87,535	537,606	1,298,116
MGM China	137,440	-	1,120	221,126	359,686
MGM Macau (50%)	115,219	-	-	-	115,219
CityCenter (50%)	(56,291)	-	-	-	(56,291)
Other unconsolidated resorts	32,166	-	-	-	32,166
Management and other operations	(13,813)	(316)	-	14,416	287
	887,696	(316)	88,655	773,148	1,749,183
Stock compensation	(36,528)	-	-	-	(36,528)
Corporate	3,205,978	-	(3,406,062)	43,998	(156,086)
	$4,057,146	$(316)	$(3,317,407)	$817,146	$1,556,569

10 of 13

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Adjusted EBITDA	$414,199	$424,639	$1,718,399	$1,556,569
Preopening and start-up expenses	(1,362)	-	(2,127)	316
Property transactions, net	(610,862)	(95,770)	(708,049)	(178,598)
Gain on MGM China transaction	-	-	-	3,496,005
Depreciation and amortization	(226,831)	(237,762)	(927,697)	(817,146)
Operating income (loss)	(424,856)	91,107	80,526	4,057,146

Non-operating income (expense):
Interest expense, net of amounts capitalized	(279,922)	(274,152)	(1,116,358)	(1,086,832)
Other, net	(574,260)	(27,132)	(698,381)	(138,683)
	(854,182)	(301,284)	(1,814,739)	(1,225,515)

Income (loss) before income taxes	(1,279,038)	(210,177)	(1,734,213)	2,831,631
Benefit for income taxes	90,541	190,876	117,301	403,313
Net income (loss)	(1,188,497)	(19,301)	(1,616,912)	3,234,944
Less: net income attributable to noncontrolling interests	(35,330)	(94,390)	(150,779)	(120,307)
Net income (loss) attributable to MGM Resorts International	$(1,223,827)	$(113,691)	$(1,767,691)	$3,114,637

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Bellagio
Occupancy %	88.8%	89.0%	92.9%	93.3%
Average daily rate (ADR)	$247	$242	$237	$230
Revenue per available room (REVPAR)	$219	$215	$220	$215

MGM Grand Las Vegas
Occupancy %	87.7%	89.8%	92.7%	93.2%
ADR	$140	$136	$139	$131
REVPAR	$123	$122	$129	$123

Mandalay Bay
Occupancy %	88.1%	86.5%	91.7%	91.7%
ADR	$169	$171	$176	$175
REVPAR	$149	$148	$162	$160

The Mirage
Occupancy %	90.7%	92.0%	94.6%	94.8%
ADR	$150	$144	$149	$144
REVPAR	$136	$132	$141	$137

Luxor
Occupancy %	88.6%	85.9%	91.0%	90.3%
ADR	$90	$92	$89	$91
REVPAR	$80	$79	$81	$82

New York-New York
Occupancy %	92.0%	91.9%	94.6%	93.8%
ADR	$109	$109	$110	$108
REVPAR	$101	$100	$104	$102

Excalibur
Occupancy %	84.8%	81.3%	89.4%	87.8%
ADR	$72	$74	$72	$73
REVPAR	$61	$60	$64	$64

Monte Carlo
Occupancy %	89.9%	92.4%	93.6%	94.2%
ADR	$103	$100	$103	$99
REVPAR	$93	$92	$97	$93

Circus Circus Las Vegas
Occupancy %	68.6%	75.0%	77.9%	75.9%
ADR	$55	$54	$54	$54
REVPAR	$38	$40	$42	$41

11 of 13

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Aria	$223,534	$221,911	$862,306	$894,721
Vdara	21,384	20,134	86,916	75,364
Crystals	14,257	12,088	53,251	46,317
Mandarin Oriental	12,507	10,725	48,452	41,034
Resort operations	271,682	264,858	1,050,925	1,057,436
Residential operations	122,680	4,097	138,929	24,425
	$394,362	$268,955	$1,189,854	$1,081,861

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Adjusted EBITDA	$60,044	$54,126	$206,596	$212,104
Preopening and start-up expenses	(1,064)	-	(1,312)	-
Property transactions, net	(1,011)	(233)	(74,347)	(53,595)
Depreciation and amortization	(103,594)	(98,871)	(370,856)	(370,141)
Operating loss	(45,625)	(44,978)	(239,919)	(211,632)

Non-operating income (expense):
Interest expense - sponsor notes	(24,155)	(20,778)	(91,352)	(78,477)
Interest expense - other	(43,025)	(46,645)	(174,674)	(189,359)
Other, net	809	(2,140)	(5,023)	(22,706)
	(66,371)	(69,563)	(271,049)	(290,542)
Net loss	$(111,996)	$(114,541)	$(510,968)	$(502,174)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(20,240)	$1,064	$(14)	$73,380	$54,190
Vdara	(6,440)	-	-	11,553	5,113
Crystals	1,033	-	-	8,084	9,117
Mandarin Oriental	(9,876)	-	-	9,762	(114)
Resort operations	(35,523)	1,064	(14)	102,779	68,306
Residential operations	(177)	-	1,025	800	1,648
Development and administration	(9,925)	-	-	15	(9,910)
	$(45,625)	$1,064	$1,011	$103,594	$60,044

Three Months Ended December 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(30,245)	$-	$-	$77,417	$47,172
Vdara	(7,010)	-	-	11,419	4,409
Crystals	2,836	-	191	3,795	6,822
Mandarin Oriental	(5,116)	-	-	5,014	(102)
Resort operations	(39,535)	-	191	97,645	58,301
Residential operations	(1,415)	-	-	1,157	(258)
Development and administration	(4,028)	-	42	69	(3,917)
	$(44,978)	$-	$233	$98,871	$54,126

12 of 13

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(104,937)	$1,312	$5,549	$273,909	$175,833
Vdara	(21,104)	-	-	42,609	21,505
Crystals	5,216	-	-	27,105	32,321
Mandarin Oriental	(22,822)	-	-	23,330	508
Resort operations	(143,647)	1,312	5,549	366,953	230,167
Residential operations	(40,013)	-	36,715	3,729	431
Development and administration	(56,259)	-	32,083	174	(24,002)
	$(239,919)	$1,312	$74,347	$370,856	$206,596

Twelve Months Ended December 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(87,245)	$-	$-	$282,890	$195,645
Vdara	(22,137)	-	-	39,966	17,829
Crystals	(201)	-	191	24,117	24,107
Mandarin Oriental	(20,084)	-	-	18,980	(1,104)
Resort operations	(129,667)	-	191	365,953	236,477
Residential operations	(64,459)	-	52,624	3,785	(8,050)
Development and administration	(17,506)	-	780	403	(16,323)
	$(211,632)	$-	$53,595	$370,141	$212,104

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Aria
Occupancy %	85.6%	81.9%	88.3%	86.0%
ADR	$202	$207	$200	$202
REVPAR	$173	$169	$177	$174

Vdara
Occupancy %	83.2%	74.0%	84.1%	82.5%
ADR	$157	$168	$158	$161
REVPAR	$131	$124	$133	$133

13 of 13